Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Better For You Wellness, Inc. (the “Company”) on Form 10-Q/A for the quarter ended November 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Pratibha Chaurasia, Fractional Chief Financial Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 19, 2024

/s/ Pratibha Chaurasia
Fractional Chief Financial Officer
(Principal Financial and Accounting Officer)